Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad/Graphics Reports Third Quarter and Year-to-Date September 2015 Results

Highlights:

•	Generated third quarter net sales of $1.2 billion and Adjusted EBITDA of $117 million.

•	Achieved Free Cash Flow of $68 million year-to-date, representing a $106 million increase over prior year.

•
Lowers full-year 2015 guidance for net sales to a range of $4.6 billion to $4.7 billion; Adjusted EBITDA to a range of $430 million to $450 million; and Free Cash Flow to a range of $165 million to $180 million.

•	Announces $100 million cost reduction program.

•	Completed the strategic acquisition of Specialty Finishing, a full-service paperboard folding carton manufacturer, to support transformative growth opportunities in high-end packaging.

•	Declared a quarterly dividend of $0.30 per share.

SUSSEX, WI, November 3, 2015 — Quad/Graphics, Inc. (NYSE: QUAD) ("Quad/Graphics" or the "Company") today reported results for its third quarter ending September 30, 2015. For full financial results, including reconciliations of non-GAAP financial measures, please see the accompanying information.

"Our third quarter financial performance was challenging and below our expectations due to a greater-than-expected pullback in industry volumes and pricing pressures that accelerated in the quarter, as well as lower productivity levels in our manufacturing platform," said Joel Quadracci, Chairman, President & CEO of Quad/Graphics. "We are taking swift and decisive action to address the volume and pricing pressures, and are announcing a $100 million cost reduction program to bring our cost structure in line with revenues. This program includes reducing excess manufacturing capacity through plant closures, intensifying our focus on productivity, reducing SG&A costs and implementing a new streamlined organizational structure. We have a long-standing commitment to being the industry's low-cost producer and these actions are a continuation of that commitment. Quad/Graphics is focused on realizing improved efficiencies and cost-savings while contributing to an overall better client experience."

Quadracci continued: "As always, we remain committed to our strategic goals to transform Quad/Graphics, including strengthening the core print categories that generate a significant amount of Free Cash Flow to support growth opportunities. Recently, we acquired Specialty Finishing, an Omaha-based packaging manufacturer with a loyal blue-chip customer base that has enjoyed eight straight years of consecutive sales growth. This acquisition, along with the April 2015 acquisition of Copac, have increased the scale and geographic footprint of our QuadPackaging division, enabling us to more effectively compete for large-volume or multi-location clients across the United States, in addition to Europe, South America, Central America and Asia, where we also have packaging capabilities."

Net sales for the third quarter 2015 were $1.2 billion, representing a 6.5% decrease from the third quarter of 2014. Third quarter Adjusted EBITDA was $117 million compared to $151 million for the same period in 2014, and Adjusted EBITDA margin was 10.1% compared to 12.2% in 2014. The Adjusted EBITDA variance primarily reflects an acceleration of ongoing industry pressures and lower productivity.

For the first nine months of 2015, net sales were $3.3 billion, representing a 2.8% decrease from the first nine months of 2014. Year-to-date Adjusted EBITDA was $308 million as compared to $360 million for the same period in 2014, and Adjusted EBITDA margin was 9.2% as compared to 10.5% in 2014. Free Cash Flow was $68 million for the first nine months of 2015, an increase of $106 million over the prior year due to sustainable improvements in the cash conversion process primarily reducing ongoing working capital needs.

Net loss during the third quarter of 2015 was $552 million and in the nine months ended September 30, 2015, was $633 million, and includes a $775 million non-cash goodwill impairment charge ($533 million net of tax).

"Based on the recent pullback in industry volumes and pricing pressures that accelerated in the quarter, as well as lower manufacturing productivity, we are reducing our financial outlook for full-year 2015," said Dave Honan, Quad/Graphics Executive Vice President and Chief Financial Officer. "However, we believe Quad/Graphics will achieve a 12% increase year-over-year in Free Cash Flow at the midpoint of our updated guidance, despite lower-than-expected Adjusted EBITDA, due primarily to sustainable reductions in working capital."

2015 guidance is as follows:

U.S. $	Previous 2015 Guidance	Updated 2015 Guidance
Net Sales	$4.8 billion to $4.9 billion	$4.6 billion to $4.7 billion
Adjusted EBITDA	$500 million to $520 million	$430 million to $450 million
Free Cash Flow	$180 million to $200 million	$165 million to $180 million

Honan concluded: "We will continue to find ways to reduce our cost structure while generating the strong Free Cash Flow that is the foundation of our historically strong balance sheet. Our continued strong Free Cash Flow enables us to deploy capital in ways that generate value for our Company and our shareholders, including returning cash to our shareholders through our quarterly dividend."

Quad/Graphics' next quarterly dividend of $0.30 per share will be payable on December 18, 2015, to shareholders of record as of December 7, 2015.

Quarterly Conference Call

Quad/Graphics (NYSE: QUAD) will hold a conference call at 10 a.m. ET on Wednesday, November 4, to discuss third quarter and year-to-date 2015 results.

Participants can pre-register for the webcast by navigating to http://dpregister.com/10074278. Participants will be given a unique PIN to gain immediate access to the call on November 4, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants without internet access may dial in on the day of the call as follows:

•	U.S. Toll-Free: 1-877-328-5508

•	International Toll: 1-412-317-5424

Telephone playback will be available shortly after the conference call ends and will be accessible as follows:

•	U.S. Toll-Free: 1-877-344-7529

•	International Toll: 1-412-317-0088

•	Replay Access Code: 10074278

The playback will be available until December 4, 2015.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company's future results, financial condition, revenue, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "foresee," "project," "believe," "continue" or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company's expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of decreasing demand for printed materials and significant overcapacity in the highly competitive commercial printing industry creates downward pricing pressures; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of electronic media and similar technological changes, including digital substitution by consumers; the impact of changing future economic conditions; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of goodwill, other intangible assets and property, plant and equipment; the impact of the various covenants in the Company's debt facilities that impose restrictions may affect the Company's ability to operate its business; the failure to successfully identify, manage, complete and integrate acquisitions and investments; the impact of changes in postal rates, service levels or regulations; the impact of increased business complexity as a result of the Company's entry into additional markets; the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; the impact on the holders of Quad/Graphics class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; the impact of risks associated with the operations outside of the United States; significant capital expenditures may be needed to maintain the Company’s platform and processes and to remain technologically and economically competitive; and the other risk factors identified in the Company's most recent Annual Report on Form 10-K, as such may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. Adjusted EBITDA is defined as net earnings (loss) attributable to Quad/Graphics common shareholders plus interest expense, income tax expense (if applicable), depreciation and amortization, restructuring, impairment and transaction-related charges, non-cash goodwill impairment charges, and loss on debt extinguishment, and less income tax benefit (if applicable). Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment. These measures are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

About Quad/Graphics

Quad/Graphics (NYSE: QUAD), a leading global provider of print and media solutions, is redefining print in today’s multichannel media world by helping marketers and publishers capitalize on print's ability to complement and connect with other media channels. With consultative ideas, worldwide capabilities, leading-edge technology and single-source simplicity, Quad/Graphics has the resources and knowledge to help a wide variety of clients in distinct vertical industries, including but not limited to retail, publishing, insurance, financial and healthcare. The Company helps clients perform better in today's rapidly changing world through innovative solutions that improve efficiencies, reduce costs, lift response and increase revenue. Quad/Graphics provides a diverse range of print and related products, services and solutions from multiple locations throughout North America, Latin America and Europe, and strategic partnerships in Asia and other parts of the world.

Investor Relations Contact:
Kyle Egan
Manager of Treasury and Investor Relations, Quad/Graphics
414-566-2482
Kyle.Egan@qg.com

Media Contact:
Claire Ho
Director of Corporate Communications, Quad/Graphics
414-566-2955
Claire.Ho@qg.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended September 30, 2015 and 2014
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2015	2014
Net sales	$1,156.0	$1,236.4

Cost of sales	930.4	977.4
Selling, general and administrative expenses	106.1	107.0
Depreciation and amortization	81.0	84.3
Restructuring, impairment and transaction-related charges	35.6	14.1
Goodwill impairment	775.0	—
Total operating expenses	1,928.1	1,182.8

Operating income (loss)	$(772.1)	$53.6

Interest expense	22.3	25.1

Earnings (loss) before income taxes and equity in loss of unconsolidated entities	(794.4)	28.5

Income tax expense (benefit)	(244.9)	3.1

Earnings (loss) before equity in loss of unconsolidated entities	(549.5)	25.4

Equity in loss of unconsolidated entities	(2.7)	(1.0)

Net earnings (loss) attributable to Quad/Graphics common shareholders	$(552.2)	$24.4

Earnings (loss) per share attributable to Quad/Graphics common shareholders
Basic	$(11.50)	$0.51
Diluted	$(11.50)	$0.50

Weighted average number of common shares outstanding
Basic	48.0	47.5
Diluted	48.0	48.6

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2015 and 2014
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2015	2014
Net sales	$3,343.0	$3,438.2

Cost of sales	2,702.5	2,762.9
Selling, general and administrative expenses	326.2	310.9
Depreciation and amortization	245.7	253.4
Restructuring, impairment and transaction-related charges	80.0	45.9
Goodwill impairment	798.3	—
Total operating expenses	4,152.7	3,373.1

Operating income (loss)	$(809.7)	$65.1

Interest expense	66.4	69.5
Loss on debt extinguishment	—	6.0

Loss before income taxes and equity in loss of unconsolidated entities	(876.1)	(10.4)

Income tax benefit	(249.7)	(7.7)

Loss before equity in loss of unconsolidated entities	(626.4)	(2.7)

Equity in loss of unconsolidated entities	(6.1)	(4.8)

Net loss	$(632.5)	$(7.5)

Net loss attributable to noncontrolling interests	—	0.3

Net loss attributable to Quad/Graphics common shareholders	$(632.5)	$(7.2)

Loss per share attributable to Quad/Graphics common shareholders
Basic and diluted	$(13.20)	$(0.16)

Weighted average number of common shares outstanding
Basic and diluted	47.9	47.4

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2015 and December 31, 2014
(in millions)
(UNAUDITED)

	September 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$14.2	$9.6
Receivables, less allowances for doubtful accounts	636.9	766.2
Inventories	347.8	287.8
Prepaid expenses and other current assets	50.1	39.1
Deferred income taxes	44.2	48.4
Restricted cash	30.6	31.2
Total current assets	1,123.8	1,182.3

Property, plant and equipment—net	1,774.9	1,855.5
Goodwill	5.7	775.5
Other intangible assets—net	149.6	149.1
Equity method investments in unconsolidated entities	4.6	42.0
Other long-term assets	65.3	52.8
Total assets	$3,123.9	$4,057.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$345.6	$406.9
Amounts owing in satisfaction of bankruptcy claims	1.4	1.4
Accrued liabilities	353.3	358.1
Short-term debt and current portion of long-term debt	94.3	92.0
Current portion of capital lease obligations	4.7	4.2
Total current liabilities	799.3	862.6

Long-term debt	1,410.5	1,299.7
Unsecured notes to be issued	7.4	9.0
Capital lease obligations	9.2	9.7
Deferred income taxes	141.5	384.4
Other long-term liabilities	305.2	339.3
Total liabilities	2,673.1	2,904.7

Shareholders' equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	952.7	971.3
Treasury stock, at cost	(193.8)	(218.8)
Retained earnings (accumulated deficit)	(163.1)	515.2
Accumulated other comprehensive loss	(146.4)	(116.6)
Total shareholders' equity	450.8	1,152.5

Total liabilities and shareholders' equity	$3,123.9	$4,057.2

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2015 and 2014
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2015	2014
OPERATING ACTIVITIES
Net loss	$(632.5)	$(7.5)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	245.7	253.4
Impairment charges	39.9	6.2
Goodwill impairment	798.3	—
Loss on debt extinguishment	—	6.0
Stock-based compensation	4.0	13.2
Deferred income taxes	(256.3)	10.5
Other non-cash adjustments to net loss	13.3	8.0
Changes in operating assets and liabilities—net of acquisitions	(33.2)	(215.0)
Net cash provided by operating activities	179.2	74.8

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(111.2)	(113.1)
Cost investment in unconsolidated entities	(1.2)	(4.1)
Proceeds from the sale of property, plant and equipment	4.8	0.8
Proceeds from the sale of investments	14.0	—
Transfers from restricted cash	0.6	14.6
Acquisition of businesses—net of cash acquired	(140.8)	(112.5)
Net cash used in investing activities	(233.8)	(214.3)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	—	1,047.0
Payments of long-term debt	(69.6)	(732.3)
Payments of capital lease obligations	(3.6)	(5.8)
Borrowings on revolving credit facilities	1,182.4	1,010.2
Payments on revolving credit facilities	(1,006.1)	(1,108.9)
Payments of debt issuance costs	—	(14.3)
Bankruptcy claim payments on unsecured notes to be issued	(0.1)	(7.9)
Sale of stock for options exercised	2.2	1.8
Shares withheld from employees for the tax obligation on equity grants	(1.6)	(1.0)
Tax benefit (expense) on equity award activity	1.8	(0.9)
Payment of cash dividends	(44.6)	(43.6)
Net cash provided by financing activities	60.8	144.3

Effect of exchange rates on cash and cash equivalents	(1.6)	0.9

Net increase in cash and cash equivalents	4.6	5.7

Cash and cash equivalents at beginning of period	9.6	13.1

Cash and cash equivalents at end of period	$14.2	$18.8

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three and Nine Months Ended September 30, 2015 and 2014
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges (1)	Goodwill Impairment (1)
Three months ended September 30, 2015
United States Print and Related Services	$1,058.8	$(742.9)	$8.8	$775.0
International	97.2	(10.3)	14.0	—
Total operating segments	1,156.0	(753.2)	22.8	775.0
Corporate	—	(18.9)	12.8	—
Total	$1,156.0	$(772.1)	$35.6	$775.0

Three months ended September 30, 2014
United States Print and Related Services	$1,130.1	$69.4	$9.6	$—
International	106.3	(2.3)	1.7	—
Total operating segments	1,236.4	67.1	11.3	—
Corporate	—	(13.5)	2.8	—
Total	$1,236.4	$53.6	$14.1	$—

Nine months ended September 30, 2015
United States Print and Related Services	$3,053.8	$(712.6)	$31.5	$775.0
International	289.2	(65.7)	41.4	23.3
Total operating segments	3,343.0	(778.3)	72.9	798.3
Corporate	—	(31.4)	7.1	—
Total	$3,343.0	$(809.7)	$80.0	$798.3

Nine months ended September 30, 2014
United States Print and Related Services	$3,104.6	$106.8	$34.9	$—
International	333.6	(3.1)	2.4	—
Total operating segments	3,438.2	103.7	37.3	—
Corporate	—	(38.6)	8.6	—
Total	$3,438.2	$65.1	$45.9	$—
______________________________

(1)	Restructuring, impairment and transaction-related charges and non-cash goodwill impairment charges are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended September 30, 2015 and 2014
(in millions)
(UNAUDITED)

	Three Months Ended September 30,
	2015	2014
Net earnings (loss) attributable to Quad/Graphics common shareholders	$(552.2)	$24.4

Interest expense	22.3	25.1
Income tax expense (benefit) (1)	(244.9)	3.1
Depreciation and amortization	81.0	84.3

EBITDA (Non-GAAP)	$(693.8)	$136.9
EBITDA Margin (Non-GAAP)	(60.0)%	11.1%

Restructuring, impairment and transaction-related charges (2)	35.6	14.1
Goodwill impairment (1)	775.0	—

Adjusted EBITDA (Non-GAAP)	$116.8	$151.0
Adjusted EBITDA Margin (Non-GAAP)	10.1%	12.2%
______________________________

(1)
A $775.0 million non-cash goodwill impairment charge ($532.6 million after a non-cash income tax benefit of $242.4 million) was recorded during the three months ended September 30, 2015, in the United States Print and Related Services segment, triggered by a decline in the Company's stock price.

(2)	Operating results for the three months ended September 30, 2015 and 2014, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended September 30,
	2015	2014
Employee termination charges (a)	$9.0	$2.4
Impairment charges (b)	15.8	3.1
Transaction-related charges (c)	0.9	0.4
Integration costs (d)	0.6	4.1
Other restructuring charges (e)	9.3	4.1
Restructuring, impairment and transaction-related charges	$35.6	$14.1
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)	Impairment charges were primarily for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of the acquired companies.

(e)
Other restructuring charges were primarily from costs to maintain and exit closed facilities, lease exit charges and the non-cash expense to recognize accumulated foreign exchange losses on the sale of the Chile equity method investment.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Nine Months Ended September 30, 2015 and 2014
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2015	2014
Net loss attributable to Quad/Graphics common shareholders	$(632.5)	$(7.2)

Interest expense	66.4	69.5
Income tax benefit (1)	(249.7)	(7.7)
Depreciation and amortization	245.7	253.4

EBITDA (Non-GAAP)	$(570.1)	$308.0
EBITDA Margin (Non-GAAP)	(17.1)%	9.0%

Restructuring, impairment and transaction-related charges (2)	80.0	45.9
Loss on debt extinguishment	—	6.0
Goodwill impairment (1)	798.3	—

Adjusted EBITDA (Non-GAAP)	$308.2	$359.9
Adjusted EBITDA Margin (Non-GAAP)	9.2%	10.5%
______________________________

(1)
Non-cash goodwill impairment charges of $798.3 million ($555.9 million after a non-cash income tax benefit of $242.4 million) were recorded during the nine months ended September 30, 2015, including $775.0 million within the United States Print and Related Services segment, triggered by a decline in the Company's stock price, and $23.3 million within the International segment, triggered primarily by the Company's Argentina subsidiaries restructuring proceedings.

(2)	Operating results for the nine months ended September 30, 2015 and 2014, were affected by the following restructuring, impairment and transaction-related charges:

	Nine Months Ended September 30,
	2015	2014
Employee termination charges (a)	$21.5	$21.1
Impairment charges (b)	39.9	6.2
Transaction-related charges (c)	2.7	1.7
Courier termination fee (d)	(10.0)	—
Integration costs (e)	4.4	8.7
Other restructuring charges (f)	21.5	8.2
Restructuring, impairment and transaction-related charges	$80.0	$45.9
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)
Impairment charges were primarily for the Chile equity method investment, certain property, plant and equipment no longer being utilized in production as a result of facility consolidations and the Company's Argentina subsidiaries restructuring proceedings.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Quad/Graphics received $10.0 million from Courier Corporation ("Courier") during the nine months ended September 30, 2015, as a result of the termination of the acquisition of Courier by Quad/Graphics. This non-recurring gain was excluded from the calculation of Adjusted EBITDA.

(e)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of acquired companies.

(f)
Other restructuring charges were primarily from costs to maintain and exit closed facilities, lease exit charges and the non-cash expense to recognize accumulated foreign exchange losses on the sale of the Chile equity method investment.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Nine Months Ended September 30, 2015 and 2014
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2015	2014
Net cash provided by operating activities	$179.2	$74.8

Less: purchases of property, plant and equipment	(111.2)	(113.1)

Free Cash Flow (Non-GAAP)	$68.0	$(38.3)

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of September 30, 2015 and December 31, 2014
(in millions, except ratio)
(UNAUDITED)

	September 30, 2015		December 31, 2014
Total debt and capital lease obligations on the condensed consolidated balance sheets	$1,518.7		$1,405.6

Divided by:
Trailing twelve months Adjusted EBITDA for Quad/Graphics (Non-GAAP) (1)	$490.9		$542.6
Pro forma Adjusted EBITDA for Brown Printing (Non-GAAP) (2)	—		5.2
Trailing twelve months Adjusted EBITDA (Non-GAAP)	$490.9		$547.8

Debt Leverage Ratio (Non-GAAP)	3.09	x	2.57	x
______________________________

(1)	The calculation of Adjusted EBITDA for Quad/Graphics for the trailing twelve months ended September 30, 2015, and December 31, 2014, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Nine Months Ended
	December 31, 2014	September 30, 2015	September 30, 2014	September 30, 2015
Net earnings (loss) attributable to Quad/Graphics common shareholders	$18.6	$(632.5)	$(7.2)	$(606.7)
Interest expense	92.9	66.4	69.5	89.8
Income tax expense (benefit)	20.2	(249.7)	(7.7)	(221.8)
Depreciation and amortization	336.4	245.7	253.4	328.7
EBITDA (Non-GAAP)	$468.1	$(570.1)	$308.0	$(410.0)
Restructuring, impairment and transaction-related charges	67.3	80.0	45.9	101.4
Goodwill impairment	—	798.3	—	798.3
Loss on debt extinguishment	7.2	—	6.0	1.2
Adjusted EBITDA (Non-GAAP)	$542.6	$308.2	$359.9	$490.9

(2)
As permitted by the April 28, 2014 $1.6 billion senior secured credit facility, certain pro forma financial information related to the acquisition of Brown Printing was included in calculating the Debt Leverage Ratio as of December 31, 2014. As the acquisition of Brown Printing was completed on May 30, 2014, the $5.2 million pro forma Adjusted EBITDA represents the period from January 1, 2014 to May 29, 2014. Adjusted EBITDA for Brown Printing was calculated in a consistent manner with the calculation above for Quad/Graphics. Brown Printing's financial information has been consolidated within Quad/Graphics' financial results since the date of acquisition. If the five months of pro forma Adjusted EBITDA for Brown Printing was not included in the calculation, the Company's Debt Leverage Ratio would have been 2.59x as of December 31, 2014.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended September 30, 2015 and 2014
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2015	2014
Earnings (loss) before income taxes and equity in loss of unconsolidated entities	$(794.4)	$28.5

Restructuring, impairment and transaction-related charges	35.6	14.1
Goodwill impairment	775.0	—
	16.2	42.6

Income tax expense at 40% normalized tax rate	6.5	17.0
	9.7	25.6

Equity in loss of unconsolidated entities	(2.7)	(1.0)

Adjusted net earnings (Non-GAAP)	$7.0	$24.6

Basic weighted average number of common shares outstanding	48.0	47.5
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	1.0	1.1
Diluted weighted average number of common shares outstanding (Non-GAAP)	49.0	48.6

Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.14	$0.51

Diluted Earnings (Loss) Per Share (GAAP)	$(11.50)	$0.50
Restructuring, impairment and transaction-related charges per share	0.73	0.29
Goodwill impairment per share	15.82	—
Income tax expense (benefit) from condensed consolidated statement of operations per share	(4.78)	0.06
Income tax expense at 40% normalized tax rate per share	(0.13)	(0.35)
GAAP to Non-GAAP diluted impact per share	—	0.01
Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.14	$0.51
______________________________

(1)	Adjusted Diluted Earnings Per Share excludes: (i) restructuring, impairment and transaction-related charges, (ii) non-cash goodwill impairment charges and (iii) discrete income tax items.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
For the Nine Months Ended September 30, 2015 and 2014
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2015	2014
Loss before income taxes and equity in loss of unconsolidated entities	$(876.1)	$(10.4)

Restructuring, impairment and transaction-related charges	80.0	45.9
Loss on debt extinguishment	—	6.0
Goodwill impairment	798.3	—
	2.2	41.5

Income tax expense at 40% normalized tax rate	0.9	16.6
	1.3	24.9

Equity in loss of unconsolidated entities	(6.1)	(4.8)
Net loss attributable to noncontrolling interests	—	0.3

Adjusted net earnings (loss) (Non-GAAP)	$(4.8)	$20.4

Basic weighted average number of common shares outstanding	47.9	47.4
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	—	1.0
Diluted weighted average number of common shares outstanding (Non-GAAP)	47.9	48.4

Adjusted Diluted Earnings (Loss) Per Share (Non-GAAP) (1)	$(0.10)	$0.42

Diluted Loss Per Share (GAAP)	$(13.20)	$(0.16)
Restructuring, impairment and transaction-related charges per share	1.67	0.95
Loss on debt extinguishment per share	—	0.12
Goodwill impairment per share	16.67	—
Income tax benefit from condensed consolidated statement of operations per share	(5.21)	(0.16)
Income tax expense at 40% normalized tax rate per share	(0.02)	(0.34)
Allocation to participating securities per share (2)	—	0.01
GAAP to Non-GAAP diluted impact per share	(0.01)	—
Adjusted Diluted Earnings (Loss) Per Share (Non-GAAP) (1)	$(0.10)	$0.42
______________________________

(1)
Adjusted Diluted Earnings (Loss) Per Share excludes: (i) restructuring, impairment and transaction-related charges, (ii) non-cash goodwill impairment charges, (iii) the loss on debt extinguishment and (iv) discrete income tax items.

(2)	Represents the impact of dividends distributed to non-vested stock option holders in accordance with the two-class method of calculating GAAP earnings per share.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.